UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2020

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On April 13, 2020, Centric Brands Inc., a Delaware corporation (the “Company”), amended its trade receivables securitization facility (the “Receivables Facility”) by entering into the seventh amendment (the “Amendment”) to the Receivables Purchase Agreement (the “RPA”), dated October 29, 2018, among Spring Funding, LLC, as Seller (the “Seller”), the Company, as initial Servicer, certain purchasers party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent.

Pursuant to the Amendment, among other things, (i)  the parties agreed to a waiver of the Company’s obligation to deliver its December 31, 2019 year-end financial statements until May 29, 2020 or as otherwise required by the lenders to the Company under its existing first lien credit facility; (ii) the Drawn Fee Rate (as defined in the RPA) will, after April 13, 2020 through May 29, 2020, be 4% and thereafter, will vary from 1% to up to 2%, respectively, depending upon the consolidated leverage ratio of the Company; (iii) the Seller agreed to reduce the outstanding capital of the purchasers under the RPA (the “Purchasers”) by $90.0 million;  and (iv) the Purchasers agreed to pay an advance rate of 85.0% on receivables under the RPA from April 14, 2020 through May 8, 2020, and to a one-time extension of the settlement date with respect to receivable purchases until May 11, 2020.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On April 11, 2020, the Board of Directors (the “Board”) of the Company accepted the resignations of Messrs. Randall Kessler and Robert Petrini from the Board, as well as the committees of the Board that each person served.  Mr. Kessler served on the Compensation and Stock Option Committee and Mr. Petrini served on the Nominating and Governance Committee. The resignations of Messrs. Kessler and Petrini are not the result of any disagreement with the Company, the Company’s management or any other member of the Board.

(d)On April 11, 2020, the Board elected Ms. Marjorie Bowen and Mr. Sherman K. Edmiston III to fill the vacancies created by the resignations of Messrs. Kessler and Petrini and each shall serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.

Ms. Bowen and Mr. Edmiston replace Messrs. Kessler and Petrini, respectively, as GSO Directors (the “New GSO Directors”) in accordance with that certain Stockholder Agreement, dated October 29, 2018, by and among Company, TCP Denim, LLC, Tengram Capital Partners Fund II, L.P., Tengram Capital Partners Gen2 Fund, L.P., Tengram Capital Associates, LLC, RG II Blocker, LLC, GSO Capital Opportunities Fund III LP, GSO CSF III Holdco LP, GSO Aiguille des Grand Montets Fund II LP, GSO Credit Alpha II Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., BTO Legend Holdings L.P. and Blackstone Family Tactical Opportunities Investment Partnership III (Cayman)—NQ – ESC L.P. (the “Stockholder Agreement”).

Neither Ms. Bowen nor Mr. Edmiston have had any previous transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure.

On March 30, 2020, the Board formed a Special Committee consisting solely of independent directors to, among other things, review and evaluate potential strategic alternatives available to the business, including potential recapitalizations, financings, amendments, waivers, the restructuring of indebtedness, strategic transactions, rights offerings, sales of equity or assets or other transactions, and the Company subsequently engaged a financial advisor.  The Special Committee was empowered to and has retained counsel to assist it in the performance of its duties.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

Seventh Amendment dated April 13, 2020, to the Receivables Purchase Agreement, dated as of October 29, 2018, by and among Spring Funding, LLC, as seller, the purchasers from time to time party thereto, PNC Bank, National Association, as Administrative Agent, Centric Brands Inc. (f/k/a Differential Brands Group Inc.), as Initial Servicer, PNC Capital Markets LLC, as Structuring Agent, and the purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: April 16, 2020	By:	/s/ Andrew R. Tarshis
		Name:	Andrew R. Tarshis
		Title:	Executive Vice President and General Counsel